Exhibit 99.1

Montage Technology Group Enters into Merger Agreement to be Acquired by

Shanghai Pudong Science and Technology Investment Co. for US$22.60 per Share

SHANGHAI, China, June 11, 2014 –Montage Technology Group Limited (NASDAQ: MONT; “Montage” or “Montage Technology” or the “Company”), a global fabless provider of analog and mixed-signal semiconductor solutions addressing the home entertainment and cloud computing markets, and Shanghai Pudong Science and Technology Investment Co., Ltd. (“PDSTI”), a wholly state-owned limited liability company directly under Pudong New Area government of Shanghai, today jointly announced that they have entered into a definitive merger agreement under which PDSTI will acquire all of the outstanding Ordinary Shares of Montage for US$22.60 per Ordinary Share. The merger values Montage’s equity at approximately US$693 million, on a fully diluted basis. The transaction is subject to approval by the shareholders of Montage, and antitrust and other regulatory approvals.

The Company’s Board of Directors unanimously approved the merger agreement and recommends that the Company’s shareholders vote to approve the merger agreement. Montage expects to hold a special meeting of its shareholders to consider and act upon the proposed transaction as promptly as practicable. Details regarding the record date for, and the date, time and place of, the special meetings will be included in a press release when finalized.

With annual revenues of approximately US$110.9 million for 2013, Montage is a global fabless provider of analog and mixed-signal semiconductor solutions addressing the home entertainment and cloud computing markets. In the home entertainment market, Montage’s technology platform enables the company to design highly integrated end-to-end solutions with customized software for set-top boxes. These solutions optimize signal processing performance under demanding operating conditions typically found in emerging marketing environments. In the cloud computing market, Montage offers high performance, low power memory interface solutions that enable memory intensive server applications. Its technology platform approach allows Montage to provide integrated solutions that meet the expanding needs of customers through continuous innovation, efficient design and rapid product development.

“After a review of strategic alternatives, the Montage board of directors is pleased to reach this agreement, which provides shareholders with substantial cash value, as well as a premium to our unaffected share price,” said Dr. Howard Yang, Chairman and Chief Executive Officer at Montage. “In addition, Montage believes the transaction will provide additional operational flexibility and position us to invest more strategically to drive powerful innovation and deliver cutting edge customer solutions. We look forward to working closely with all parties to complete this transaction.”

Dr. Mr. Xudong Zhu, Chairman of PDSTI, commented, “This acquisition underscores PDSTI’s strategy of supporting leading companies within the semiconductor industry. Montage has a remarkable track record of pioneering and delivering best-in-class technology solutions for the global semiconductor market. We look forward to working with Montage’s talented management team as they continue their strong performance and innovative corporate culture.”

Stifel is serving as financial advisor to Montage and O’Melveny & Myers LLP is serving as legal advisor to Montage. Barclays Bank PLC and China International Capital Corporation Limited are serving as financial advisors to PDSTI, and Kirkland & Ellis is serving as legal advisor to PDSTI.

Montage will furnish to the Securities and Exchange Commission (the “SEC”) a Report on Form 8-K regarding the transaction, which will include the merger agreement. All parties desiring details regarding the transaction are urged to review these documents, which are available at the SEC’s website (http://www.sec.gov).

This announcement is neither a solicitation of proxies, an offer to purchase nor a solicitation of an offer to sell any securities and it is not a substitute for any proxy statement or other proxy materials that may be filed or furnished with the SEC with respect to the proposed merger.

About Montage

Montage Technology is a global fabless provider of analog and mixed-signal semiconductor solutions currently addressing the home entertainment and cloud computing markets. In the home entertainment market, Montage’s technology platform enables the Company to design highly integrated end-to-end solutions with customized software for set-top boxes. These solutions optimize signal processing performance under demanding operating conditions typically found in emerging marketing environments. In the cloud computing market, Montage offers high performance, low power memory interface solutions that enable memory intensive server applications. Its technology platform approach allows Montage to provide integrated solutions that meet the expanding needs of customers through continuous innovation, efficient design and rapid product development. For more information regarding Montage please visit the Company’s website at www.montage-tech.com.

About PDSTI

PDSTI, a wholly state-owned limited liability company directly under Pudong New Area government of Shanghai, combines proprietary investments with investment management services. The business of PDSTI currently covers a broad range of areas, including venture capital and private equity investments, mergers and acquisitions, management of fund of funds and private equity funds, and debt investments. PDSTI has deep industry knowledge of integrated circuit design and has invested in several well-known IC design companies. For additional information, please see the website at http://www.pdsti.com.

Forward Looking Statements

This press release contains or incorporates a number of “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based on current expectations, and are not strictly historical statements. In some cases, you can identify forward-looking statements by terminology such as “if,” “may,” “should,” “believe,” “anticipate,” “future,” “forward,” “potential,” “estimate,” “opportunity,” “goal,” “objective,” “growth,” “outcome,” “could,” “expect,” “intend,” “plan,” “strategy,” “provide,” “commitment,” “result,” “seek,” “pursue,” “ongoing,” “include” or in the negative of such terms or comparable terminology. These forward-looking statements inherently involve certain risks and uncertainties. Factors or risks that could cause our actual results to differ materially from the results are more fully described in our filings with the Securities and Exchange Commission, which are available through our website at www.montage-tech.com. Factors that relate to the proposed acquisition of Montage include the risk that we may not obtain stockholder and regulatory approval of the transactions contemplated by the definitive agreement on the proposed terms and schedule; the risk that the transaction will impair our ability to maintain third party relationships following the announcement of the transaction; the risk that the parties may not be able to satisfy the conditions to closing of the transactions contemplated by the definitive agreement; and the risk that the transactions contemplated by the definitive agreement may not be completed in the time frame expected by the parties or at all. Other unknown or unpredictable factors could also affect our business, financial condition and results. Although we believe that the expectations reflected in the forward-looking statements are reasonable, there can be no assurance that any of the estimated or projected results will be realized. You should not place undue reliance on these forward-looking statements, which apply only as of the date hereof. Subsequent events and developments may cause our views to change. While we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so.

Company Contact:

Montage Technology

Mark Voll, CFO

P: 408-982-2780 or 86-21-6128-5678 x8618

E: ir@montage-tech.com

Investor Relations Contact:

Shelton Group

Leanne Sievers, EVP

P: 949-224-3874

E: lsievers@sheltongroup.com

Matt Kreps, Managing Director

P: 972-239-5119 ext. 125

E: mkreps@sheltongroup.com